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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF ALSTON & BIRD LLP]

                                January 30, 2002

Paradyne Networks, Inc.
8545 126th Avenue North
Largo, Florida 33773

         Re:      Registration Statement on Form S-4 (No. 333-76814)

Ladies and Gentlemen:

         We have acted as counsel to Paradyne Networks, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 10,718,526 shares of the Company's Common Stock, par value $0.001 per share, for issuance by the Company (the "Shares"). Following the effectiveness of the Registration Statement, the Company intends to issue the Shares in connection with the proposed merger transaction (the "Merger") in which Elastic Networks Inc., a Delaware corporation ("Elastic"), will become a wholly owned subsidiary of the Company pursuant to an Agreement and Plan of Merger dated as of December 27, 2001, as amended on January 4, 2002 (the "Merger Agreement"), by and among the Company, Phoenix Merger Sub, Inc. and Elastic. This opinion letter is rendered pursuant to Item 21 of Form S-4 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Amended and Restated Certificate of Incorporation of the Company, the proposed amendment to the Amended and Restated Certificate of Incorporation of the Company included as Annex J to the Registration Statement, the Bylaws of the Company, records of proceedings of the Board of Directors, the Merger Agreement, the Registration Statement and other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the Merger Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and we do not express any opinion herein concerning any other laws.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that the Shares to be issued in the Merger upon conversion of and in exchange for the shares of Elastic's Common Stock issued and outstanding immediately prior to the effective time of the Merger, when issued and delivered by the Company against payment of the consideration set forth in the Merger Agreement and in accordance with the terms and conditions, without any waivers, of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Opinions" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                                 Very truly yours,

                                                 ALSTON & BIRD LLP



                                                 By: /s/ Alston & Bird LLP
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